EXHIBIT 99.5
LETTER TO CLIENTS REGARDING
THE OFFER TO EXCHANGE
$450,000,000 PRINCIPAL AMOUNT OF
6 1/4% SENIOR NOTES DUE 2012, SERIES B
AND
THE OFFER TO EXCHANGE
$450,000,000 PRINCIPAL AMOUNT OF
6 5/8% SENIOR NOTES DUE 2015, SERIES B
OF
TESORO CORPORATION
To Our Clients:
      We are enclosing herewith a Prospectus, dated June      , 2006, of Tesoro Corporation (the “Company”) and a related Letter of Transmittal relating to (i) the offer by the Company to exchange the Company’s new 6 1/4% Senior Notes due 2012, Series B (the “New 2012 Notes”) for a like principal amount of its issued and outstanding 6 1/4% Senior Notes due 2012 (the “Existing 2012 Notes”) issued by the Company on November 16, 2005, and (ii) the offer by the Company to exchange the Company’s new 6 5/8% Senior Notes due 2015, Series B (the “New 2015 Notes”, together with the New 2012 Notes, the “Exchange Notes”) for a like principal amount of its issued and outstanding 6 5/8 % Senior Notes due 2015 (the “Existing 2015 Notes”, together with the Existing 2012 Notes, the “Existing Notes”) issued by the Company on November 16, 2005, pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the “Exchange Offers”).
PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2006, UNLESS EXTENDED.
       The Exchange Offers are not conditioned upon any minimum number of Existing Notes being tendered.
      This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account, but not registered in your name. A TENDER OF SUCH EXISTING NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER FOR YOUR ACCOUNT AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER EXISTING NOTES.
      Pursuant to the Letter of Transmittal, each holder of Existing Notes must make certain representations and warranties that are set forth in the Letter of Transmittal and in the attached form that we have provided to you for your instructions regarding what action we should take in the Exchange Offers with respect to your interest in the Existing Notes.
      We request instructions as to whether you wish to tender any or all of your Existing Notes held by us for your account pursuant to the terms and subject to the conditions of the Exchange Offers. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.
      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Existing Notes on your behalf in accordance with the provisions of the Exchange Offers. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006, UNLESS EXTENDED. Existing Notes tendered pursuant to the Exchange Offers may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to such Expiration Date.

      If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or benefit. NONE OF THE EXISTING NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN, YOUR SIGNATURE ON THE ATTACHED “INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANT FROM BENEFICIAL” SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF THE EXISTING NOTES HELD BY US FOR YOUR ACCOUNT.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

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